SECURITIES PLEDGE AGREEMENT
                                   (BORROWER)

         THIS SECURITIES PLEDGE AGREEMENT (this "Pledge Agreement") is made and entered into as of January 28, 2000 by CONE MILLS CORPORATION, a North Carolina corporation (the "Pledgor"), in favor of WILMINGTON TRUST COMPANY as General Collateral Agent (in such capacity, the "General Collateral Agent") under that certain General Collateral Agency Agreement of even date herewith among The Prudential Insurance Company of America, as holder of the Senior Notes (the "Senior Note Holder"), SunTrust Bank ("SunTrust") and Atlantic Financial Group, Ltd. ("Atlantic Financial"), as creditors of the Senior Lease Obligations (together, the "Senior Lease Creditor"), Morgan Guaranty Trust Company of New York, as counterparty of the Morgan Swap Agreement ("Morgan") and Bank of America, N.A., as Agent (in such capacity, the "Revolving Credit Agent") for each of the Lenders now or hereafter party to the Credit Agreement (as defined in the Intercreditor Agreement (as defined below)), and the General Collateral Agent pursuant to which the General Collateral Agent serves as collateral agent for the benefit of the Senior Note Holder, SunTrust, Atlantic Financial, the Revolving Credit Agent, the Lenders, Morgan, the Bond Trustee for the benefit of the Debenture Holders and all other Senior Creditors at any time existing and agreed to by BANK OF AMERICA, N.A., as Designated Collateral Subagent (in such capacity the "Designated Collateral Subagent"). The General Collateral Agent and all the Senior Creditors are collectively referred to herein as the "General Secured Parties." All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Intercreditor Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Pledgor is indebted to certain of the Senior Creditors pursuant to the Loan Documents, the Senior Debentures, the Senior Notes, the Morgan Swap Agreement and the Senior Lease Documents, as applicable; and

         WHEREAS, as collateral security for the payment and performance of all General Senior Obligations, the Pledgor is willing to pledge and grant to the General Collateral Agent for the benefit of the General Secured Parties a security interest in (i) 65% of the Voting Securities of each of its Material Direct Foreign Subsidiaries (to the extent 65% of such Voting Securities is owned by the Pledgor and, if less than such 65% is so owned, then 100% of such lesser amount) and 100% of the non-voting Subsidiary Securities of each such Direct Foreign Subsidiary, and (ii) 100% of the Subsidiary Securities of all Domestic Subsidiaries, in each case under (i) and (ii), whether now existing or hereafter created or acquired (collectively, the "Pledged Interests"), and certain related property, including without limitation the Pledged Interests more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose Subsidiary Securities may be required to be subject to this Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"); and

         WHEREAS, each of the Senior Note Holder, the Senior Lease Creditor, Morgan, the General Collateral Agent, the Priority Collateral Agent, the Designated Collateral Subagent and

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the Revolving Credit Agent for itself and on
behalf of the Lenders have entered into the Intercreditor Agreement dated as of the date hereof for their mutual benefit, the benefit of those Persons for whom they respectively serve as agent, as applicable, and the benefit of the Debenture Holders, which Intercreditor Agreement provides, among other terms, as to the allocation of proceeds derived from any remedial actions undertaken pursuant to the terms of this Pledge Agreement; and

         WHEREAS, pursuant to the General Collateral Agency Agreement, the General Collateral Agent is authorized to delegate certain actions it would otherwise undertake and certain responsibilities and obligations thereof pursuant to the terms of this Pledge Agreement to any Senior Creditor party to the General Collateral Agency Agreement and the General Collateral Agent has so authorized and appointed the Designated Collateral Subagent and the Designated Collateral Subagent, by its execution and delivery of this Pledge Agreement, accepts such authorization and appointment as to those express matters herein for which it is responsible; and

         NOW, THEREFORE, in order to induce the Lenders to enter into the Loan Documents and to induce the other General Secured Parties to make and maintain the extensions of credit evidenced by the Senior Notes, the Senior Debentures and the Senior Lease Documents, and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1.       PLEDGE OF PLEDGED INTERESTS; OTHER COLLATERAL.

                  (a) As collateral security for the payment and performance by the Pledgor of all now or hereafter existing General Senior Obligations, and the prompt payment and performance when due of its obligations and liabilities hereunder, and the payment, performance and satisfaction of all Guarantor's Obligations (as defined in the Credit Agreement)(collectively the "Secured Obligations"), the Pledgor hereby grants, pledges and collaterally assigns to the General Collateral Agent for the benefit of the General Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest, and wheresoever located:

                          (i)       the Pledged Interests; and

                         (ii) all cash, securities, dividends, options, rights,
                  and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest; and

                        (iii) all other property hereafter delivered to the
                  General Collateral Agent in substitution for or as an addition to any of the foregoing, and all certificates and instruments representing or evidencing such property, all security

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                  entitlements constituting any Pledged Interest, and all
                  securities accounts to which may at any time be credited any or all of the Pledged Interests; and

                         (iv)       all proceeds of any of the foregoing.

         All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (iv) of this Section 1 are herein collectively referred to as the "Collateral."

                  (b) Subject to Section 10(a), the Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the General Collateral Agent, or upon its request to the Designated Collateral Subagent at such location as the General Collateral Agent or upon its request the Designated Collateral Agent shall from time to time designate by written notice pursuant to Section 23 for its custody at all times until termination of this Pledge Agreement, together with such instruments of assignment and transfer as requested by the General Collateral Agent or by the Designated Collateral Subagent.

                  (c) The Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor's expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the General Collateral Agent or the Designated Collateral Subagent may request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the General Collateral Agent's Lien and security interest in the Collateral hereunder granted to the General Collateral Agent for the benefit of the General Secured Parties and further agrees to do and cause to be done upon the request of the General Collateral Agent or the Designated Collateral Subagent, at Pledgor's expense, all things determined by the General Collateral Agent or by the Designated Collateral Subagent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the General Collateral Agent for the benefit of the General Secured Parties, including the prompt payment of all out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the General Collateral Agent for the benefit of the General Secured Parties. The Pledgor hereby irrevocably authorizes each of the General Collateral Agent and the Designated Collateral Subagent to execute and file, with or if permitted by applicable law without the signature of the Pledgor, all such financing statements and amendments thereto and continuations thereof reflecting the Pledgor as "debtor" and the General Collateral Agent as "secured party," as the General Collateral Agent or the Designated Collateral Subagent may at any time deem necessary or advisable to carry out the purposes of this Pledge Agreement.

                  (d) All filing fees, advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the General Collateral Agent or by the Designated Collateral Subagent or any General Secured Party in exercising any right,

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         power or remedy
         conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the General Collateral Agent or to the Designated Collateral Subagent or such General Secured Party, as applicable, by the Pledgor immediately upon demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (e) The Pledgor agrees to register and cause to be registered the interest of the General Collateral Agent, for the benefit of the General Secured Parties, in the Collateral on its own books and records and the registration books of each of the Pledged Subsidiaries.

         2. STATUS OF PLEDGED INTERESTS. The Pledgor hereby represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                  (a) All of the Pledged Interests are and shall at all times be validly issued and outstanding, fully paid and nonassessable and constitute (i) 65% of the issued and outstanding Voting Securities of each Material Direct Foreign Subsidiary (to the extent 65% of such Voting Securities is owned by the Pledgor, and, if less than such 65% is so owned, then 100% of such lesser amount) and 100% of the non-voting issued and outstanding Subsidiary Securities of each Direct Foreign Subsidiary, and (ii) 100% of the issued and outstanding Subsidiary Securities of all Domestic Subsidiaries) and are accurately described on Schedule I. Schedule I may be updated by the Pledgor as necessary from time to time.

                  (b) The Pledgor is and shall at all times be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and applicable restrictions pursuant to federal and state and applicable foreign securities laws).

                  (c) At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a "security" (or as to which the related Pledged Subsidiary has elected to have treated as a "security") under Article 8 of the Uniform Commercial Code of the State of North Carolina or of any other jurisdiction whose laws may govern (the "UCC") be maintained in the form of uncertificated securities. With respect to Pledged Interests that are "securities" under the UCC, or as to which the issuer has elected at any time to have such interests treated as "securities" under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I hereto, which share certificates, with stock powers duly executed in blank by the Pledgor, have been delivered to the General Collateral Agent or upon its request to the Designated Collateral Subagent or are being delivered to the General Collateral Agent or upon its request to the Designated Collateral Subagent simultaneously herewith or, in the case of Additional

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         Interests as
         defined in Section 22, shall be delivered pursuant to Section 22. With respect to Pledged Interests that are not "securities" under the UCC and the issuer thereof has not elected to have such interests treated as "securities" under the UCC, the Pledgor has simultaneously herewith delivered to the General Collateral Agent or upon its request to the Designated Collateral Subagent (or has previously delivered to the General Collateral Agent or upon its request to the Designated Collateral Subagent or, in the case of Additional Interests as defined in Section 22, shall deliver pursuant to Section 22) a control agreement (or appropriate amendments thereto) duly executed by the Registrar of the applicable Pledged Subsidiary (the "Registrar"), in form and substance acceptable to each of the General Collateral Agent and to the Designated Collateral Subagent and in which the Registrar
         (A) acknowledges that the Pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of the Pledged Interests, (B) acknowledges the Lien in favor of the General Collateral Agent for the benefit of the General Secured Parties conferred hereunder and that such Lien will be reflected on the registry for such Pledged Interests, (C) agrees that it will not consent to, effect, acknowledge or register any transfer of such Pledged Interests nor acknowledge or register any Lien in favor of any other Person on such Pledged Interests, without the prior written consent of each of the General Collateral Agent and the Designated Collateral Subagent in each instance, until it receives notice from the General Collateral Agent or from the Designated Collateral Subagent that all Liens on such Collateral in favor of the General Secured Parties have been released or terminated, and (D) agrees that upon receipt of notice from the General Collateral Agent or from the Designated Collateral Subagent that an Event of Default has occurred and is continuing and that the Pledged Interests identified in such notice have been transferred to a transferee (including any General Secured Party) identified in such notice, it will duly record such transfer of such Pledged Interests on the appropriate registry without requiring further consent from the Pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Pledged Interests pending further transfer, in each case notwithstanding any contrary instruction received from the Pledgor. In addition, with respect to all Pledged Interests, the Pledgor has simultaneously herewith delivered to the General Collateral Agent or upon its request to the Designated Collateral Subagent (or has previously delivered to the General Collateral Agent or upon its request to the Designated Collateral Subagent or, in the case of Additional Interests shall deliver pursuant to Section 22) Uniform Commercial Code financing statements on Form UCC-1 (or appropriate amendments thereto) duly executed by or on behalf of the Pledgor as "debtor" and naming the General Collateral Agent for the benefit of the General Secured Parties as "secured party," in form, substance and number sufficient in the reasonable opinion of the Designated Collateral Subagent to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the General Collateral Agent for the benefit of the General Secured Parties the Lien on such Pledged Interests, together with all required filing fees. Without limiting the foregoing provisions of this Section 2(c), with respect to any Pledged Interests issued by any Direct Foreign Subsidiary, Pledgor shall deliver or cause to be delivered, (i) in addition to or in substitution for all or any of the foregoing items, as the General Collateral Agent or the Designated Collateral Subagent may elect, such other instruments, certificates, agreements, notices, filings, and

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         other documents, and
         take or cause to be taken such other action, as the General Collateral Agent or the Designated Collateral Subagent may determine to be necessary or advisable under the laws of the jurisdiction of formation of such Direct Foreign Subsidiary, to grant, perfect and protect as a first priority lien in such Collateral in favor of the General Collateral Agent for the benefit of the General Secured Parties, and
         (ii) an opinion of counsel acceptable in form and substance to the Designated Collateral Subagent issued by a law firm acceptable to the Designated Collateral Subagent licensed to practice law in such foreign jurisdiction, addressing with respect to such Pledged Interests the matters described in Section 9.20(h)(iii) and (v) of the Credit Agreement.

                  (d) It has full corporate power, legal right and lawful authority to execute this Pledge Agreement and to pledge, assign and transfer its Pledged Interests in the manner and form hereof.

                  (e) The pledge, assignment and delivery of its Pledged Interests (along with undated stock powers executed in blank, financing statements and control agreements) to the General Collateral Agent for the benefit of the General Secured Parties pursuant to this Pledge Agreement creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Interests in favor of the General Collateral Agent for the benefit of the General Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Interests which constitute certificated "securities" under the UCC, continuous and uninterrupted possession by or on behalf of the General Collateral Agent.

                  (f) Except as otherwise expressly provided herein or in each of the Transaction Documents, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Designated Collateral Subagent's prior written consent, which may be withheld for any reason.

                  (g) It shall at all times cause the Pledged Interests that constitute "securities" (or as to which the issuer elects to have treated as "securities") under the UCC to be represented by the certificates now and hereafter delivered to the General Collateral Agent in accordance with Sections 1, 2 and 22 hereof and that it shall cause each of the Pledged Subsidiaries not to issue any Subsidiary Securities, or securities convertible into, or exchangeable or exercisable for, Subsidiary Securities, at any time during the term of this Pledge Agreement unless the Pledged Interests of such Pledge Subsidiary are issued solely to either (y) the Pledgor who shall immediately comply with Sections 2 and 22 hereof with respect to such property or (z) another Credit Party who shall immediately pledge such additional Subsidiary Securities to the General Collateral Agent for the benefit of the General Secured Parties on substantially identical terms as are contained herein and deliver or cause to be delivered the appropriate documents described in Section 2(c) hereof to the General Collateral Agent and take such further actions as the General Collateral Agent or the Designated Collateral Subagent may deem necessary in order to perfect a first priority security interest in such Subsidiary Securities.

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                  (h) Pledgor shall not cause, suffer or permit to occur a
         change in the identity of any Registrar for any Pledged Interests except upon giving not less than ten (10) days' prior written notice to each of the General Collateral Agent and to the Designated Collateral Subagent and providing evidence reasonably satisfactory to the Designated Collateral Subagent (which shall include the written acknowledgment of such new Registrar if the Designated Collateral Subagent shall elect) of continuing compliance with the provisions of Sections 1(e) and 2(c) hereof.

         3.       PRESERVATION AND PROTECTION OF COLLATERAL.

                  (a) Neither the General Collateral Agent nor the Designated Collateral Subagent shall be under any duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

                  (b) The Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis (as each capitalized term is defined in the Credit Agreement) and evidenced to the satisfaction of the Designated Collateral Subagent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, or upon the failure of the Pledgor to pay any amount pursuant to Section 1(c), the Designated Collateral Subagent at its option may pay or contest any of them (the Designated Collateral Subagent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Designated Collateral Subagent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Pledgor to the Designated Collateral Subagent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (c) The Pledgor hereby irrevocably authorizes each of the General Collateral Agent and the Designated Collateral Subagent to file (with, or to the extent permitted by applicable law, without the signature of the Pledgor appearing thereon) financing statements (including amendments thereto and continuations and copies thereof) showing the Pledgor as "debtor" at such time or times and in all filing offices as the General Collateral Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the General Collateral Agent and the General Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated.

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         4. DEFAULT. Upon the occurrence and during the continuance of any Event of Default, each of the General Collateral Agent and the Designated Collateral Subagent is given full power and authority on behalf of the General Secured Parties, then or at any time thereafter, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the General Collateral Agent or the Designated Collateral Subagent may elect; and any such sale may be made either at public or private sale at the General Collateral Agent's or the Designated Collateral Subagent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the General Collateral Agent or the Designated
Collateral Subagent may reasonably deem fair; and any of the General Collateral Agent, the Designated Collateral Subagent or any other General Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the General Collateral Agent or the Designated Collateral Subagent. Pledgor recognizes that neither the General Collateral Agent nor the Designated Collateral Subagent may be able to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities ("Affected Collateral"), and that as a consequence of such prohibitions and restrictions either or both of the General Collateral Agent and the Designated Collateral Subagent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that neither the General Collateral Agent nor the Designated Collateral Subagent has any obligation to delay the sale of any of the Affected Collateral for the period of time necessary to permit the Pledged Subsidiary to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Pledged Subsidiary would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. The Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the Pledged Subsidiary's assets of the issuer of such Affected Collateral minus its liabilities. In addition to the foregoing, the General Secured Parties may exercise such other rights and

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remedies as may be available under the applicable Transaction Documents, at law
(including without limitation the UCC) or in equity.

         5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral by the General Collateral Agent and all sums received or collected from or on account of such Collateral by the General Collateral Agent shall be applied ratably by the General Collateral Agent for the benefit of the General Secured Parties in accordance with the terms of the Intercreditor Agreement.

         6. PRESENTMENTS, DEMANDS AND NOTICES. Neither the General Collateral Agent nor the Designated Collateral Subagent shall be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

         7. ATTORNEY-IN-FACT. The Pledgor hereby appoints the General Collateral Agent and the Designated Collateral Subagent as the Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the General Collateral Agent or the Designated Collateral Subagent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that each of the General Collateral Agent and the Designated Collateral Subagent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each of the General Collateral Agent and the Designated Collateral Subagent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

         8. REINSTATEMENT. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any General Secured Party, whether upon the insolvency, bankruptcy or reorganization of the Pledgor or any other Credit Party or otherwise, all as though such payment had not been made. The provisions of this Section 8 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Security Termination Date.

         9. WAIVER BY THE PLEDGOR. The Pledgor waives to the extent permitted by applicable law (a) any right to require any General Secured Party, the General Collateral Agent or the Designated Collateral Subagent or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Credit Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of

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any other Person, or by reason of the cessation from any
cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any General Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the General Collateral Agent or the Designated Collateral Subagent for the benefit of the General Secured Parties. The Pledgor authorizes each of the General Collateral Agent and the Designated Collateral Subagent without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as it may determine in its discretion or as directed in writing by the Required Enforcement General Secured Parties.

         Either of the General Collateral Agent or the Designated Collateral Subagent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Pledgor and the receipt thereof by the Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the General Collateral Agent and the Designated Collateral Subagent, as the case may be, shall thereafter be discharged from any liability or responsibility therefor.

         10.      DIVIDENDS AND VOTING RIGHTS.

                  (a) All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder, provided, however, that cash dividends paid to the Pledgor as record owner of the Pledged Interests, to the extent permitted by each Transaction Document to be declared and paid, may be retained by the Pledgor so long as no Event of Default shall have occurred and be continuing, free from any Liens hereunder.

                  (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of the Pledgor as record and beneficial owner shall not be changed and the Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

                  (c) Upon the occurrence and during the continuance of any Event of Default, all rights of the Pledgor to receive and retain cash dividends and other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the General Collateral Agent for the benefit of the General Secured Parties, and the Pledgor shall, or shall cause, all such cash dividends and other distributions with respect to the Pledged Interests to be promptly delivered to the General Collateral Agent or upon its request to the Designated Collateral Subagent (together, if the General Collateral Agent or the Designated Collateral Subagent shall request, with the documents described in Sections 1(c) and 2(c) hereof or other negotiable documents or instruments so distributed) to be held, released or disposed of by it hereunder or, at the option of the Designated Collateral Subagent or as directed in writing by the Required Enforcement General Secured Parties, to be applied to the Secured Obligations.

                  (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the General Collateral Agent or the Designated Collateral Subagent or as directed in writing by the Required Enforcement General Secured Parties, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the General Collateral Agent may thereupon (but shall not be obligated to), at its request or the request of the Designated Collateral Subagent, cause such Collateral to be registered in the name of the General Collateral Agent or the Designated Collateral Subagent or its nominee or agent for the benefit of the General Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end the Pledgor hereby appoints each of the General Collateral Agent and the Designated Collateral Subagent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, each of which proxy is coupled with an interest and is irrevocable until the Security Termination Date, and the Pledgor hereby agrees to provide such further proxies as the General Collateral Agent or the Designated Collateral Subagent may request; provided, however, that each of the General Collateral Agent and the Designated Collateral Subagent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

         11. CONTINUED POWERS. Until the Security Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to either or both of the General Collateral Agent and the Designated Collateral Subagent for the benefit of the General Secured Parties hereunder shall continue to exist and may be exercised by each of the General Collateral Agent and by the Designated Collateral Subagent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of the Pledgor may have ceased.

         12. OTHER RIGHTS. The rights, powers and remedies given to each of the General Collateral Agent and to the Designated Collateral Subagent for the benefit of the General Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to either or both of the General Collateral Agent and the Designated Collateral Subagent or any General Secured Party under any Transaction Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the General Collateral Agent or the Designated Collateral Subagent or any General Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the General Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the applicable Transaction Documents.

         13. ANTI-MARSHALING PROVISIONS. Notwithstanding the existence of any other security interest in the Collateral held by the General Collateral Agent or the Designated Collateral Subagent, for the benefit of the General Secured Parties, the Designated Collateral Subagent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement. The Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Transaction Document.

         14. ENTIRE AGREEMENT. This Pledge Agreement, together with the other General Security Instruments the Intercreditor Agreement, the General Collateral Agency Agreement and the Transaction Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Pledge Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than with the prior written consent of the Required General Secured Parties.

         15. FURTHER ASSURANCES. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Designated Collateral Subagent may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto each of the General Collateral Agent and the Designated Collateral Subagent their rights, powers and remedies for the benefit of the General Secured Parties hereunder. The Pledgor hereby consents and agrees that the Pledged Subsidiaries and their respective Registrars, and all other Persons, shall be entitled to accept the provisions hereof as conclusive evidence of the right of each of the General Collateral Agent and the Designated Collateral Subagent, on behalf of the General Secured Parties, to exercise the rights, privileges, and remedies hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to any of such Pledged Subsidiaries or Registrars or other Persons.

         16. BINDING AGREEMENT; ASSIGNMENT. This Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein, or in the Collateral or any part thereof, or otherwise, pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the General Collateral Agent as Collateral under this Pledge Agreement. All references herein to the General Collateral Agent and the Designated

Collateral Subagent and to the General
Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

         17. SWAP AGREEMENTS. All obligations of the Pledgor under Swap Agreements, as defined in the Credit Agreement, (which are not prohibited under the terms of each of the Transaction Documents) to which any Lender or any affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a General Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

         18. SEVERABILITY. The provisions of this Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         19. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought.

         20. TERMINATION. Subject to the provisions of Section 8, this Pledge Agreement and all obligations of the Pledgor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Security Termination Date. Upon such termination of this Pledge Agreement, the General Collateral Agent or the Designated Collateral Subagent as the case may be shall, at the sole expense of the Pledgor, promptly deliver to the Pledgor the certificates evidencing its shares of Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the request of the Pledgor as may be necessary to effect the same.

         21. INDEMNIFICATION. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Transaction Document, the Pledgor agrees to indemnify and hold harmless the General Collateral Agent, the Designated Collateral Subagent and each General Secured Party and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Transaction Documents or General Security Instruments, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Revolving Loans or other extension of credit under the Transaction Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 21 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Pledgor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Pledgor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Transaction Documents or General Security Instruments, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Pledgor agrees not to assert any claim against any Indemnified Party, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to any of the Transaction Documents or General Security Instruments, any of the transactions contemplated therein or herein or the actual or proposed use of the proceeds of the Revolving Loans or other extensions of credit under the Transaction Documents. The agreements in this Section 21 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Security Termination Date.

         22. ADDITIONAL INTERESTS. If the Pledgor shall at any time acquire or hold any additional Pledged Interests, including any Pledged Interests issued by any Subsidiary not listed on Schedule I hereto which are required to be subject to a Lien pursuant to a Pledge Agreement by the terms hereof or of Article V or any other provision of the Credit Agreement or of any term of any other Transaction Document (any such shares being referred to herein as the "Additional Interests"), the Pledgor shall deliver to the General Collateral Agent or, upon its request, to the Designated Collateral Subagent for the benefit of the General Secured Parties (i) a revised Schedule I hereto reflecting the ownership and pledge of such Additional Interests and (ii) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by the Pledgor and (iii) any other document required in connection with such Additional Interests as described in Section 2(c). The Pledgor shall comply with the requirements of this Section 22 concurrently with the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 9.20 of the Credit Agreement applies, within the time period specified in Article V, Section
9.20 or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 22 shall not impair the Lien on Additional Interests conferred hereunder.

         23. NOTICES. Any notice required or permitted hereunder shall be given (a) with respect to the Pledgor, at the address of the Pledgor indicated in Section 13.2 of the Credit Agreement, (b) with respect to the General Collateral Agent, to: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration, Main Phone: (302) 651-1000, Main Fax: (302) 651-8882, and (c) with respect to the Designated Collateral Subagent, at the Revolving Credit Agent's address indicated in Section 13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 13.2 of the Credit Agreement.

         24. RULES OF INTERPRETATION. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this Pledge Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

         25. DIRECTION CONCERNING DELIVERY. Until the General Collateral Agent provides notice otherwise, the General Collateral Agent hereby directs that all items to be delivered to it pursuant to this Pledge Agreement be delivered to the Designated Collateral Subagent on its behalf.

         26.      GOVERNING LAW; WAIVERS.

                  (A) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (B) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE

         PREPAID) TO THE ADDRESS OF THE PLEDGOR PROVIDED
         IN SECTION 23 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY GENERAL SECURED PARTY, THE GENERAL COLLATERAL AGENT OR THE DESIGNATED COLLATERAL SUBAGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT IN THE COURTS OF ANY PLACE WHERE THE PLEDGOR OR ANY OF THE PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS PLEDGE AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (F) THE PLEDGOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.


                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties have duly executed this Pledge Agreement on the day and year first written above.

                                       PLEDGOR:

                                       CONE MILLS CORPORATION


                                       By:
                                          ______________________________________
                                       Name:  Gary L. Smith
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                       DESIGNATED COLLATERAL SUBAGENT:

                                       BANK OF AMERICA, N.A.
                                       AS DESIGNATED COLLATERAL SUBAGENT

                                       By:
                                          ______________________________________
                                       Name:
                                            ____________________________________
                                       Title:
                                             ___________________________________


                     SECURITIES PLEDGE AGREEMENT (BORROWER)
                              Signature Page 1 of 2

                                     AGENT:


                                     WILMINGTON TRUST COMPANY, as General
                                     Collateral Agent for the General Secured
                                     Parties


                                     By:
                                        ________________________________________
                                     Name:
                                          ______________________________________
                                     Title:
                                           _____________________________________









                     SECURITIES PLEDGE AGREEMENT (BORROWER)
                              Signature Page 2 of 2

                                   SCHEDULE I


 Name of Pledgor      Name,       Class or Type  Total Amount  Total Amount  Total Amount  Certificate  Par Value (if   Name and
 ---------------      ------      -------------- ------------- ------------- ------------- ------------ --------------  --------
                  Jurisdiction      of Pledged    of Class or  of Class or      Pledged    Number (if     applicable)   Title of
                  -------------     -----------   ------------ ------------     -------    -----------    -----------   --------
                  of Formation       Interest       Type of        Type                    applicable)                  Registrar
                  -------------      --------       --------       -----                   -----------                  ---------
                   and Type of                      Pledged     Outstanding
                   -----------                      -------     -----------
                    Entity of                      Interests
                    ---------                      ---------
                     Pledged                       Authorized
                     -------                       ----------
                    Subsidiary
                    ----------

                                    EXHIBIT A

                           PLEDGE AGREEMENT SUPPLEMENT

         THIS PLEDGE AGREEMENT SUPPLEMENT (as from time to time amended, modified or restated, this " Supplement"), dated as of ______________ ___, ____ is made by and between CONE MILLS CORPORATION, a North Carolina corporation (the "Pledgor"), and WILMINGTON TRUST COMPANY, as General Collateral Agent (in such capacity, the "Collateral Agent") under that certain General Collateral Agency Agreement dated as of January 28, 2000 among The Prudential Insurance Company of America, as holder of the Senior Notes (together, the "Senior Note Holder"), SunTrust Bank and Atlantic Financial Group, Ltd., as creditors of the Senior Lease Obligations (the "Senior Lease Creditor"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as counterparty of the Morgan Swap Agreement ("Morgan"), and BANK OF AMERICA, N. A., a national banking association, as Agent (the "Revolving Credit Agent") for each of the Lenders (as described in the Pledge Agreement referred to below) now or hereafter party to the Credit Agreement (as defined in the Pledge Agreement referred to below) pursuant to which the General Collateral Agent serves as General Collateral Agent for the benefit of the Senior Note Holder, the Senior Lease Creditor, Morgan, the Revolving Credit Agent, the Lenders, the Bond Trustee for the benefit of the Debenture Holders and all other Senior Creditors at any time existing and agreed to by BANK OF AMERICA, N.A. as Designated Collateral Subagent (the "Designated Collateral Subagent"). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pledge Agreement (as defined below).

         WHEREAS, the Pledgor is required under the terms of the Credit Agreement and that certain Securities Pledge Agreement dated as of January 28, 2000 by the Pledgor in favor of the General Collateral Agent for the benefit of the General Secured Parties (as from time to time amended, modified, supplemented or amended and restated, the "Pledge Agreement"), to cause certain Pledged Interests held by it and listed on Annex A to this Supplement (the "Additional Interests") to be specifically identified as subject to the Pledge Agreement; and

         WHEREAS, the Pledgor is indebted to certain of the Senior Creditors pursuant to the Loan Documents, the Senior Debentures, the Senior Notes, the Morgan Swap Agreement, and the Senior Lease Documents, as applicable; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Lenders and to the maintenance of the extensions of credit evidenced by the Senior Notes, the Senior Debentures and the Senior Lease Documents was the obligation of the Pledgor to pledge to the General Collateral Agent for the benefit of the General Secured Parties the Additional Interests, whether then owned or subsequently acquired or created; and

         WHEREAS, the Pledgor has acquired rights in the Additional Interests and desires to pledge, and evidence its prior pledge, to the General Collateral Agent for the benefit of the

General Secured Parties all of the Additional
Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement;

         WHEREAS, each of the Senior Note Holder, the Senior Lease Creditor, the Revolving Credit Agent for itself and on behalf the Lenders, Morgan, the General Collateral Agent, the General Collateral Agent have entered into the Intercreditor Agreement dated as of January 28, 2000 for their mutual benefit, the benefit of those Persons for whom they respectively serve as agent, as applicable, and the benefit of the Debenture Holders, which Intercreditor Agreement provides, among other terms, as to the allocation of proceeds derived from any remedial actions undertaken pursuant to the terms of the Pledge Agreement; and

         WHEREAS, pursuant to the General Collateral Agency Agreement, the General Collateral Agent is authorized to delegate certain actions it would otherwise undertake and certain responsibilities and obligations thereof pursuant to the terms of the Pledge Agreement to any Senior Creditor party to the General Collateral Agency Agreement and the General Collateral Agent has so authorized and appointed the Revolving Credit Agent (in such capacity, the "Designated Collateral Subagent") and the Revolving Credit Agent, by its execution and delivery of the Pledge Agreement, accepted such authorization and appointment as to those express matters therein for which it was responsible;

         NOW, THEREFORE, the Pledgor hereby agrees as follows with the General Collateral Agent, for the benefit of the General Secured Parties:

         The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the General Collateral Agent for the benefit of the General Secured Parties, and grants to the General Collateral Agent for the benefit of the General Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

                  (a) all cash, securities, dividends, rights, and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;

                  (b) all other property hereafter delivered to the General Collateral Agent in substitution for or as an addition to any of the foregoing, and all certificates and instruments representing or evidencing such property, all security entitlements constituting Additional Interests, and all securities accounts to which may at any time be credited any or all of the Additional Interests; and

                  (c)      all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute "Pledged Interests" under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (c) above (the "Additional Collateral") shall collectively constitute "Collateral" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that a true, correct and complete revised Schedule I to the Pledge Agreement reflecting the Additional Interests and all other Pledged Interests is attached hereto and hereby incorporated by reference into the Pledge Agreement, and that all other documents required to be furnished to the General Collateral Agent pursuant to
Section 2(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the General Collateral Agent or the Designated Collateral Agent.

         IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.


                                    PLEDGOR:
                                    CONE MILLS CORPORATION


                                    By:
                                       _________________________________________
                                    Name:
                                         _______________________________________
                                    Title:
                                          ______________________________________


Acknowledged and accepted:

WILMINGTON TRUST COMPANY,
as General Collateral Agent for the General Secured Parties

By:
   ______________________________
Name:
     ____________________________
Title:
      ___________________________


BANK OF AMERICA, N.A.
as Designated Collateral Subagent

By:
   ______________________________
Name:
     ____________________________
Title:
      ___________________________

                                     ANNEX A

         (to Pledge Agreement Supplement of __________ dated __________)


                              Additional Interests


Name of Pledgor  Name,           Class or Type  Total Amount    Total Amount  Total Amount    Certificate  Par Value (if  Name and
---------------  ------          -------------- -------------   ------------- --------------  ------------ -------------- --------
                 Jurisdiction    of Additional  of Class or     of Class or   Pledged         Number (if   applicable)    Title of
                 -------------   -------------- ------------    ------------  -------         -----------  -----------    --------
                 of Formation    Interest       Type of         Type                          applicable)                 Registrar
                 -------------   --------       --------        -----                         -----------                 ---------
                 and Type of                    Additional      Outstanding
                 ------------                   -----------     -----------
                 Entity of                      Interests
                 ----------                     ---------
                 Pledged                        Authorized
                 --------                       ----------
                 Subsidiary
                 ----------

                REVISED SCHEDULE I TO SECURITIES PLEDGE AGREEMENT

                                Date: __________

 Name of Pledgor       Name,       Class or Type  Total Amount  Total Amount  Total Amount  Certificate    Par Value (if   Name and
 ---------------       ------      -------------- ------------- ------------- ------------- ------------   --------------  --------
                   Jurisdiction      of Pledged    of Class or  of Class or      Pledged    Number (if       applicable)   Title of
                   -------------     -----------   ------------ ------------     -------    -----------      -----------   --------
                   of Formation       Interest       Type of        Type                    applicable)                    Registrar
                   -------------      --------       --------       -----                   -----------                    ---------
                    and Type of                      Pledged     Outstanding
                    -----------                      -------     -----------
                     Entity of                      Interests
                     ---------                      ---------
                      Pledged                       Authorized
                      -------                       ----------
                     Subsidiary
                     ----------